Exhibit 99.1

Astrotech Corporation Appoints Jennifer Cañas as Chief Financial Officer

AUSTIN, Texas, May 28, 2025 (GLOBE NEWSWIRE) -- Astrotech Corporation (Nasdaq: ASTC) (the “Company” or (“Astrotech”), today announced that it has appointed Jennifer Cañas as Chief Financial Officer (“CFO”) of the Company. Ms. Cañas’ appointment is effective as of May 22, 2025.

“The Board is delighted to promote Ms. Cañas to Chief Financial Officer,” stated Thomas B. Pickens III, Chairman and Chief Executive Officer of Astrotech Corporation. “I have worked with Ms. Cañas since 2022 and have found her to be hard working, competent and knowledgeable. Management and the Board of Directors are excited to promote Jennifer to this position as she demonstrated strong leadership and delivered solid results over the years.”

Ms. Cañas has served as the Company’s Corporate Controller since June 2022. Ms. Cañas brings over 20 years of experience in senior financial roles. Prior to joining Astrotech, Ms. Cañas served as the Controller of The Texas Water Company, formerly SJWTX (NASDAQ: HTO, formerly SJW) from 2018 to 2022. In 2008, Ms. Cañas founded a small business tax and financial advisory firm, where she served as a Controller Consultant until 2022. She has extensive experience at Big Four accounting firm, PricewaterhouseCoopers, and mid-size accounting firms. The Company believes Ms. Cañas’ background provides strategic financial leadership and deep accounting expertise essential to the role of Chief Financial Officer.

Ms. Cañas is a Certified Public Accountant. She received her Bachelor of Science degree in accounting from the University of Houston – Clear Lake where she graduated with honors, Cum Laude. She actively volunteers with Big Brothers Big Sisters and has led Financial Peace University for several years, reflecting her dedication to community service and financial empowerment.

“I am honored to accept the role of CFO,” said Ms. Cañas. “It has been exciting to see Astrotech Corporation develop over the years. I remain committed to leading our team with integrity and I look forward to contributing to our shared commitment of delivering value for our shareholders.”

About Astrotech Corporation

Astrotech (Nasdaq: ASTC) is a mass spectrometry company that launches, manages, and commercializes scalable companies based on its innovative core technology through its wholly owned subsidiaries. 1st Detect develops, manufactures, and sells trace detectors for use in the security and narcotics detection market. AgLAB develops and sells process analyzers for use in the agriculture market. Pro-Control produces products for the in-situcontrol of the chemical manufacturing processes. BreathTech is developing a breath analysis tool to screen for volatile organic compounds that could indicate infections or critical conditions. EN-SCAN, Inc. develops advanced environmental testing and monitoring solutions, integrating gas chromatography and mass spectrometry technology in rugged, portable designs for rugged environments. Astrotech is headquartered in Austin, Texas. For information, please visit www.astrotechcorp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, the adverse impact of inflationary pressures, including significant increases in fuel costs, global economic conditions and events related to these conditions, including the ongoing wars in Ukraine and the middle east and the COVID-19 pandemic, the Company’s use of proceeds from the common stock offerings, whether we can successfully complete the development of our new products and proprietary technologies, whether we can obtain the FDA and other regulatory approvals required to market our products under development in the United States or abroad, whether the market will accept our products and services and whether we are successful in identifying, completing and integrating acquisitions, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements in this document should be evaluated in light of these important risk factors. While we do not intend to directly harvest, manufacture, distribute or sell cannabis or cannabis products, we may be detrimentally affected by a change in enforcement by federal or state governments and we may be subject to additional risks in connection with the evolving regulatory area and associated uncertainties. Any such effects may give rise to risks and uncertainties that are currently unknown or amplify others mentioned herein. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. In addition, any forward- looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company assumes no obligation to correct or update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Company Contact: Jennifer Cañas, Chief Financial Officer, Astrotech Corporation, (512) 485-9530.

Investor Contact: Matt Kreps, Managing Director, Darrow Associates, (214) 597-8200, mkreps@darrowir.com.